                                                                     EXHIBIT 11

                              POLYMER GROUP, INC.

                STATEMENT OF COMPUTATION OF PER SHARE EARNINGS
                                  (UNAUDITED)

                                             THREE MONTHS
                                                ENDED        SIX MONTHS ENDED
                                           ----------------- -----------------
                                           JUNE 29,  JULY 1, JUNE 29,  JULY 1,
                                             1996     1995     1996     1995
                                           --------  ------- --------  -------
                                            (IN THOUSANDS, EXCEPT PER SHARE
                                                         DATA)
Primary income (loss) per common share
Net income (loss) applicable to common
 stock.................................... $(12,250) $ 5,376 $(14,837) $(6,128)
                                           --------  ------- --------  -------
Common shares:
  Weighted average number of shares
   outstanding............................   26,250    1,027   23,375    1,238
  Adjustments:
    Common share equivalents(a)...........      --    18,055      --    17,844
    Warrants to purchase common stock(b)..      --     1,418      --     1,418
                                           --------  ------- --------  -------
Average number of common shares, as
 adjusted.................................   26,250   20,500   23,375   20,500
                                           ========  ======= ========  =======
Primary income (loss) per common share.... $   (.47) $   .26 $   (.64) $  (.30)
                                           ========  ======= ========  =======
Income (loss) per common share assuming
 full dilution
Net income (loss) applicable to common
 stock.................................... $(12,250) $ 5,376 $(14,837) $(6,128)
                                           ========  ======= ========  =======
Common shares:
  Weighted average number of shares
   outstanding............................   26,250    1,027   23,375    1,238
  Adjustments:
    Common share equivalents(a)...........      --    18,055      --    17,844
    Warrants to purchase common stock(b)..      --     1,418      --     1,418
                                           --------  ------- --------  -------
Average number of common shares, as
 adjusted.................................   26,250   20,500   23,375   20,500
                                           ========  ======= ========  =======
Income (loss) per common share assuming
 full dilution............................ $   (.47) $   .26 $   (.64) $  (.30)
                                           ========  ======= ========  =======

Notes

(a) Reflects the approximate 19.97 to 1 stock split approved by the Company's Board of Directors concurrently with the Offering.
(b) Reflects exercise of warrants in connection with the Offering.

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